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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 5, 2001



                             UNITED STATIONERS INC.
               (Exact name of Registrant as specified in charter)

          DELAWARE                    000-10653                 36-3141189
(State or other jurisdiction   (Commission file number)      (I.R.S. employer
     of incorporation)                                      identification no.)

                          UNITED STATIONERS SUPPLY CO.
               (Exact name of Registrant as specified in charter)

          ILLINOIS                   33-59811                    36-2431718
(State or other jurisdiction   (Commission file number)      (I.R.S. employer
     of incorporation)                                      identification no.)



                 2200 EAST GOLF ROAD
                DES PLAINES, ILLINOIS                      60016-1267
      (Address of Principal Executive Offices)             (Zip Code)


       Registrants' telephone number, including area code: (847) 699-5000

                                  ---------------

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             UNITED STATIONERS INC. AND UNITED STATIONERS SUPPLY CO.



ITEM 5.  OTHER EVENTS

         On March 5, 2001, US Office Products Company ("USOP") and certain of its affiliates filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code, 11 U.S.C. Sections 101 et seq., in the United States Bankruptcy Court for the District of Delaware. USOP is a significant customer of United Stationers Inc. and its affiliates (collectively, the "Company"), Since 1996, the Company has regularly supplied goods and services to USOP and its affiliates. For the twelve-month period ended with the date of the bankruptcy filing, USOP and its affiliates accounted for approximately 8% of the Company's total revenue. Amounts owed the Company by USOP and its affiliates are evidenced by, among other things, an unsecured promissory note dated March 1, 2000, made jointly and severally by USOP and its affiliates in favor of the Company. Prior to the bankruptcy filing, the Company sold directly to USOP and its affiliates, including invoices with each such delivery. Once a month, USOP was provided with a consolidated accounting of goods and services supplied by the Company. As of the bankruptcy filing, USOP owed the Company a balance of approximately $26 million.

         In recent months USOP and the Company had discussions concerning the future of the relationship. In the course of those discussions, the Company was advised that, in the event of a reorganization (through bankruptcy filing or otherwise), USOP intended to preserve the relationship at or as near to current levels as its reorganized structure would reasonably permit.

         USOP has identified the Company as a critical vendor to its business. In USOP's motion to the Bankruptcy Court filed today, USOP seeks authority to pay the entire prepetition unsecured claim of the Company in return for the Company supplying USOP on supply and credit terms that are the same as or better than those provided to USOP and certain of its affiliates during the last quarter of 2000.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             United Stationers Inc.
                                             United Stationers Supply Co.

Dated: March 5, 2001                         By: /s/ Eileen A. Kamerick
                                                 ---------------------------
                                                     Eileen A. Kamerick
                                                 Executive Vice President and
                                                 Chief Financial Officer